UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 7, 2025

S&P Global Inc.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
            Emerging growth company                ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                             ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders

a.The Company held its Annual Meeting of Shareholders on May 7, 2025.

b.The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.

Proposal 1: Election of Directors

The Company's shareholders elected the persons nominated as Directors of the Company as set forth below:

Nominees	For	Against	Abstain	Broker Non-Votes
Marco Alverà	243,518,681	2,403,842	274,815	22,788,242
Martina Cheung	245,396,586	587,303	213,450	22,788,242
Jacques Esculier	245,257,482	670,481	269,376	22,788,242
William D. Green	237,733,041	8,195,531	268,765	22,788,242
Stephanie C. Hill	235,823,840	9,868,683	504,815	22,788,242
Rebecca Jacoby	238,938,900	6,987,858	270,581	22,788,242
Ian P. Livingston	244,166,942	1,751,664	278,731	22,788,242
Maria R. Morris	233,480,032	12,348,353	368,954	22,788,242
Gregory Washington	244,017,305	1,914,360	265,672	22,788,242

Proposal 2: Company proposal to approve, on an advisory basis, the executive compensation program for the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
169,005,099	76,551,676	640,563	22,788,242

Proposal 3: Company proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditor for 2025:

For	Against	Abstain	Broker Non-Votes
248,099,515	20,579,882	306,182	—

Proposal 4: Shareholder proposal to to amend the Company’s clawback policy for unearned executive pay:

For	Against	Abstain	Broker Non-Votes
27,963,368	216,610,351	1,623,619	22,788,242

c.Not applicable.

d.Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/	Taptesh (Tasha) K. Matharu
By:	Taptesh (Tasha) K. Matharu
Deputy General Counsel & Corporate Secretary

Dated:May 12, 2025